Exhibit 20.2
Page 1 of 3

Navistar Financial 1994-B Owner Trust
For the Month of May 1997
Distribution Date of June 16, 1997

Original Pool Amount                      $215,029,773.64
Beginning Pool Balance                     $45,260,794.01
Beginning Pool Factor                           0.2104862

Principal and Interest Collections:
  Principal Collected
    (Including Servicer Advance Repay)      $2,735,031.21
  Interest Collected                          $333,204.02

Additional Deposits:
  Repurchase Amounts                                $0.00
  Liquidation Proceeds/Recoveries               $2,923.21
Total Additional Deposits                       $2,923.21

Repos/Chargeoffs                                $3,954.37
Aggregate Number of Notes Charged Off                  19

Total Available Funds                       $3,071,158.44

Ending Pool Balance                        $42,521,808.43
Ending Pool Factor                              0.1977485

Servicing Fee                                  $37,717.33

Repayment of Servicer Advances                      $0.00

Reserve Account:
  Beginning Balance (see Memo Item)         $4,374,759.81
  Target Percentage                                  6.50%
  Target Balance                                      N/A
  Minimum Balance                           $4,300,595.47
  (Release)/Deposit                           ($74,164.34)
  Ending Balance                            $4,300,595.47

Current Weighted Average APR:                       8.745%
Current Weighted Average Remaining Term (months):   19.17

Delinquencies:                             Dollars       Notes
Installments:
     1-30 days                             552,751.45      369
    31-60 days                             107,032.13       77
    60+ days                                57,870.32       25

    Total                                  717,653.90      382

  Balances:  60+ days                      540,688.30       25

Memo Item - Reserve Account
  Prior Month                           $4,300,595.47
  + Invest. Income                          19,241.02
  + Excess Servicing                        54,923.32
  + Transfer from Collection Account             0.00
    Beginning Balance                   $4,374,759.81

Exhibit 20.2
Page 2 of 3

Navistar Financial 1994-B Owner Trust
For the Month of May 1997

                                      TOTAL          NOTES         CERTIFICATES
Original Pool Amount
 Distributions:                 $215,029,773.64  $207,503,000.00    $7,526,773.64
 Distribution Percentages                                 96.50%            3.50%
 Coupon                                                   6.400%           6.625%

Beginning Pool Balance           $45,260,794.01
Ending Pool Balance              $42,521,808.43

Collected Principal               $2,735,031.21
Collected Interest                  $333,204.02
Charge-Offs                           $3,954.37
Liquidation Proceeds/Recoveries       $2,923.21
Servicing                            $37,717.33
Cash Transfer to Reserve Account           0.00
  Total Collections Available
    for Debt Service              $3,033,441.11

Beginning Balance                $44,857,069.11   $43,286,340.11    $1,570,729.00
Interest Due                        $239,532.21      $230,860.48        $8,671.73
Interest Paid                       $239,532.21      $230,860.48        $8,671.73
Principal Due                     $2,738,985.58    $2,643,121.08       $95,864.50
Principal Paid                    $2,738,985.58    $2,643,121.08       $95,864.50

Ending Balance                   $42,118,083.53   $40,643,219.03    $1,474,864.50
Note/Certificate Pool Factor
 (Ending Balance/Original Pool Amount)                    0.1959           0.1959

Total Distributions               $2,978,517.79    $2,873,981.56      $104,536.23

Interest Shortfall                        $0.00            $0.00            $0.00
Principal Shortfall                       $0.00            $0.00            $0.00
 Total Shortfall (required from Reserve)  $0.00            $0.00            $0.00

Excess Servicing                     $54,923.32
  (see Memo Item - Reserve Account)

Beginning Reserve Account Balance $4,374,759.81
(Release)/Draw                      ($74,164.34)
Ending Reserve Account Balance    $4,300,595.47

Exhibit 20.2
Page 3 of 3

Navistar Financial 1994-B Owner Trust
For the Month of May 1997


Trigger Events:  A) Loss Trigger
                 B) Delinquency Trigger
                 C) Noteholders Percent Trigger

                                     5                4                3                2                1
                                  Jan 1997         Feb 1997         Mar 1997         Apr 1997         May 1997

Beg. Pool Balance              $62,197,239.05   $58,639,688.25   $53,383,390.98   $49,061,237.52   $45,260,794.01

A) Loss Trigger:
Principal of Contracts
  Charged off                      $30,042.33       $49,517.63       $78,951.97       $20,567.09        $3,954.37
Recoveries                          $4,737.98      $114,217.45      $123,879.53       $77,352.92        $2,923.21

Total Charged off
  (Months 5,4,3)                  $158,511.93
Total Recoveries
  (Months 3,2,1)                   204,155.66
Net Loss/(Recoveries)
  for 3 Mos.                      ($45,643.73)(a)

Total Balance (Months 5,4,3)  $174,220,318.28(b)

Loss Ratio Annualized [(a/b)(12)]     -0.3144%

Trigger: Is Ratio> 1.5%                    No

B) Delinquency Trigger:
   Balance delinquency 60+ days                                     $469,964.64      $402,669.01      $540,688.30
   As % of Beginning Pool Balance                                      0.88036%         0.82075%         1.19461%
   Three Month Average                                                 0.99898%         0.91218%         0.96524%

Trigger: Is Average> 2.0%                  No

C) Noteholders Percent Trigger:        2.0000%
   Ending Reserve Account Balance
    not less than 1% of Initial
    Aggregate Receivables Balance

Trigger:  Is Minimum < 1.0%                No

Navistar Financial Corporation


by: /s/ R. W. CAIN
        R. W. CAIN
        Vice President and Treasurer